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                                                                    EXHIBIT 99.7

                           SEAGULL ENERGY CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         CALLED FOR ______________, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints James T. Hackett, William L. Transier and Carl B. King, and each of them, as the undersigned's proxy and attorney-in-fact, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Seagull Energy Corporation, a Texas corporation (the "Company"), held of record by the undersigned as of _____________, 1999, at the Special Meeting of Shareholders of the Company to be held at the __________________________, Houston, Texas on ____________,1999, at __:__ a.m.,
Houston time, and any adjournment(s) or postponement(s) thereof (the "Special Meeting"), with authority to vote as follows:

         PROPOSAL 1: To approve the Agreement and Plan of Merger, as amended, by and between Ocean Energy, Inc. and the Company (the "Merger Agreement"), to effect the merger (the "Merger") of OEI with and into the Company.

[ ] FOR the Merger   [ ] AGAINST the Merger   [ ] ABSTAIN

         PROPOSAL 2: To elect, subject to consummation of the Merger described in Proposal 1, the following fifteen directors: Milton Carroll, Thomas D. Clark, Jr., Peter J. Fluor, Robert L. Howard and Charles F. Mitchell, to serve as Class I directors until the Company's Annual Meeting of Shareholders in 1999, J. Evans Attwell, Barry J. Galt, Elvis L. Mason, David K. Newbigging and Dee S. Osborne, to serve as Class II directors until the Company's Annual Meeting of Shareholders in 2000, and John B. Brock, James L. Dunlap, James C. Flores, James
T. Hackett and R. A. Walker, to serve as Class III directors until the Company's Annual Meeting of Shareholders in 2001.

[ ] FOR   [ ] WITHHOLD AUTHORITY    [ ]______________________________________
                                    (FOR all directors except as noted above)

         The election of the fifteen individuals nominated to be directors in Proposal 2 will not be effective if the Merger is not completed. The Merger will not occur unless the Company's shareholders approve the Merger Agreement and elect the fifteen individuals nominated to be directors of the combined company.

         In accordance with their discretion, said proxies and attorneys-in-fact are authorized to vote upon such other matters as may properly come before such meeting and any adjournment(s) or postponement(s) thereof.



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         The undersigned hereby revokes any proxy to vote shares held by the undersigned heretofore given. THIS PROXY, IF PROPERLY SIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND FOR ALL NOMINEES LISTED IN PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING.

         Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the Special Meeting.


       Signature:                         Date:
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       Signature:                         Date:
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                   (if held jointly)